UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 7, 2004

(Date of Earliest Event Reported)

RF Micro Devices, Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7628 Thorndike Road

Greensboro, North Carolina 27409-9421

(Address of Principal Executive Offices)

(Zip code)

(336) 664-1233

(Registrant’s Telephone Number, Including Area Code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Article dated April 7, 2004

99.2	Press Release dated April 8, 2004

Item 12. Results of Operations and Financial Condition.

On April 7, 2004, Reuters released an article stating that RF Micro Devices, Inc. had confirmed that its quarterly revenue for its fourth quarter ended March 31, 2004 would be at the high end of previous forecasts and that revenue during the first quarter of fiscal 2005 will likely rise from the previous quarter. A copy of this article is attached as Exhibit 99.1.

On April 8, 2004, RF Micro Devices, Inc. issued a press release confirming that it anticipates that fiscal 2004 fourth quarter revenue for the quarter ended March 31, 2004 will be at the high end of the previously disclosed guidance and that June 2004 quarterly revenue will increase sequentially, compared to the March 2004 quarter. A copy of this press release is attached as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By:	/s/ William A. Priddy, Jr.
William A. Priddy, Jr.
Vice President, Finance and Administration and Chief Financial Officer

Date: April 9, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Article dated April 7, 2004

99.2	Press Release dated April 8, 2004